The Commonwealth of Massachusetts

                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                         MICHAEL J. CONNOLLY, Secretary
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

                            ARTICLES OF ORGANIZATION
                                (Under G.L. 156B)

                                    ARTICLE I

                         The name of the corporation is:

                               CORNING BIORAN INC.



                                   ARTICLE II

          The purpose of the corporation is to engage in the following business activities:

     To acquire, own, operate, maintain, provide, furnish and generally deal in and with, in any lawful capacity, laboratories, laboratory Massachusetts Business Corporation Law, more specifically, To acquire, own, operate, maintain, provide, furnish and generally deal in and with, in any lawful capacity, laboratories, laboratory facilities, services, techniques, establishments and equipment for the observation, analysis and evaluation of materials, fluids, tissue and organisms of every kind and description; To carry on any other business as may be necessary, convenient, or desirable to accomplish the above purposes; and to engage in any lawful act or activity for which corporations may be organized under the General Laws of the Commonwealth of Massachusetts.



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



                                   ARTICLE III

The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:


WITHOUT PAR VALUE STOCKS                          WITH PAR VALUE STOCKS


TYPE         NUMBER OF SHARES         TYPE        NUMBER OF SHARES      PAR
                                                                       VALUE

COMMON:      3,000                    COMMON:

PREFERRED:                            PREFERRED:



                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established with any class.


                  n/a


                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:


                  n/a



                                   ARTICLE VI

______________________________________ and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, ____________________________ or of its directors or stockholders, or of any class of stockholders: (If there are no provisions ___________


                  n/a


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



                                   ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.


                                  ARTICLE VIII

a. The post office address of the corporation IN MASSACHUSETTS is: 82 Wilson Way, Westwood, Massachusetts 02090

b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:


      NAME                           RESIDENCE              POST OFFICE ADDRESS

President: Douglas M. VanOort 350 E. 79th Street, Apt. 3K, One Malcolm Avenue,
                               New York, NY  10021         Teterboro, NJ  07608

Treasurer: James D. Chamber   35 Woodland Avenue,          One Malcolm Avenue,
                               Mountain Lakes, NJ  07046   Teterboro, NJ  07608

Clerk: Leo C. Farrenkopf, Jr. 780 Forest Avenue,           One Malcolm Avenue,
                               Rye, NY  10580              Teterboro, NJ  07608

Directors:

Alister W. Reynolds           3 Harbor Drive               One Malcolm Avenue,
                              Rumson, NJ  07760            Teterboro, NJ  07608

Douglas M. VanOort            350 E. 79th Street           One Malcolm Avenue,
                              Apt. 3K                      Teterboro, NJ  07608
                              New York, NY  10021



c. The fiscal year of the corporation shall end on the last dayy of the month of: December

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is:

     CT Corporation System
     2 Oliver St., Boston, MA 02109


ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.


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




IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 4th day of October 1994.


/s/ Siobhan Vincent
--------------------------------------------------------------------------------
Siobhan Vincent                  2 Oliver Street, Boston, Massachusetts  02109

/s/ Patricia Canario
--------------------------------------------------------------------------------
Patricia Canario                 2 Oliver Street, Boston, Massachusetts  02109

/s/ Kristen Tirrell
--------------------------------------------------------------------------------
Kristen Tirrell                  2 Oliver Street, Boston, Massachusetts  02109


NOTE: If an already-existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.


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
                               AGREEMENT OF MERGER

                                       OF

                               CORNING BIORAN INC.

                                       AND

                            MORAN RESEARCH LABS d/b/a
                            BIORAN MEDICAL LABORATORY


AGREEMENT OF MERGER dated as of October 10, 1994 between Corning Bioran Inc. and Moran Research Labs d/b/a Bioran Medical Laboratory as approved by the Board of Directors of Sub:

1. Moran Research Labs, which is a Massachusetts business trust doing business as Bioran Medical Laboratory ("Bioran"), shall be merged with and into Sub, which is a Massachusetts corporation ("Sub" or the "Surviving Corporation"). Bioran owns all of the outstanding shares of Common Stock of Sub.

2. The purpose of Sub is to provide clinical laboratory testing and related services and to engage in any other business as is permitted by applicable law.

3. The separate existence of Bioran shall cease upon the effective date of the merger in accordance with the provisions of the Massachusetts Business Corporation Law and the Declaration of Trust, as amended, of Bioran.

4. Sub shall continue in existence under its present name pursuant to the provisions of the Massachusetts Business Corporation Law.

5. The merger is permitted under the terms of the Declaration of Trust, as amended, of Bioran.

6. The Articles of Incorporation of Sub upon the effective date of the merger shall be the Articles of Incorporation of the Surviving Corporation and shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Massachusetts Business Corporation Law.

7. The bylaws of Sub upon the effective date of the merger shall be the bylaws of the Surviving Corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the Massachusetts Business Corporation Law.


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


8. The directors and officers in office of Sub upon the effective date of the merger shall continue to be members of the Board of Directors and the officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the Surviving Corporation.

9. Each issued share of common stock of Sub shall, upon the effective date of the merger, be canceled without consideration. Each issued share of Bioran Trust Stock as of the effective date of merger shall be converted into one issued share of Common Stock of the Surviving Corporation. Sub is authorized to issue 3,000 shares of Common Stock, no par value, all of which are outstanding.

10. The Agreement of Merger herein entered into and approved is not required to be, and shall not be, submitted for approval by the holders of the Bioran Trust Stock or the holders of the Common Stock of Sub.

11. As soon as practical after the execution of this Agreement of Merger, Sub and Bioran will cause to be executed and filed and/or recorded any document or documents prescribed by the Massachusetts Business Corporation Law, and they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

12. The Board of Directors of Sub,the Trustee of Bioran and the proper officers of Sub and Bioran, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.

     The merger herein provided for shall become effective upon its filing with the Office of the Secretary of State of the Commonwealth of Massachusetts.

13. The merger herein provided for shall become effective upon its filing with the Office of the Secretary of State of the Commonwealth of Massachusetts.




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



14. The merger may be abandoned at any time prior to its effective date by joint action of the Board of Directors of Sub and the Trustee of Bioran.

Signed on October 10, 1994

                                            CORNING BIORAN INC.


                                            By:/s/ Douglas M. VanOort
                                               ----------------------
                                                Douglas M. VanOort
                                                President


                                            By:/s/ Leo C. Farrenkopf, Jr.
                                               --------------------------
                                                Leo C. Farrenkopf, Jr.
                                                Secretary


Signed on October 10, 1994

                                            MORAN RESEARCH LABS d/b/a
                                            BIORAN MEDICAL LABORATORY


                                            By:/s/ Douglas M. VanOort
                                               ----------------------
                                               Douglas M. VanOort
                                               Trustee




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



                        The Commonwealth of Massachusetts

                             MICHAEL JOSEPH CONNOLLY
                               Secretary of State
                               ONE ASHBURTON PLACE
                               BOSTON, MASS. 02108

                                                      FEDERAL IDENTIFICATION
                                                      No.  04-324-8020
Examiner

                                   ARTICLES OF
                         MERGER OF TRUST AND CORPORATION
               PURSUANT TO GENERAL LAWS, CHAPTER 156B, SECTION 83


              The fee for filing this certificate is prescribed by
               General Laws, Chapter 156B, Section 114. Make check
                  payable to the Commonwealth of Massachusetts.


                                     * * * *




                               CORNING BIORAN INC.
                               name of corporation


     The undersigned officers of said corporation and the trustees or other persons authorized to sign for the trust named below hereby certify as follows:

     1. The trust to be merged into the corporation is as follows:


         Name             State of Organization      Date of Organization

   Moran Research Labs       Massachusetts                 3/2/89

   042442964


     2. The trust owns at least ninety per cent of the outstanding shares of each class of the corporation.



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



     3. In the case of the above-named trust the provisions of the Instrument or Declaration of Trust permit the merger herein described and all action required under the laws of this Commonwealth in connection with the merger have been duly taken.

     4. The agreement of merger complies with the requirements of the subsections (b) and (c) of General Laws, Chapter 156B, Section 83, and will be kept as provided by subsection (d) thereof. The corporation will furnish a copy of said agreement to any stockholder of the corporation, or any person who was an owner of a certificate of participation or shares of the association or trust, upon written request and without charge.

     5. The effective date of the merger determined pursuant to the agreement referred to in paragraph 4 shall be upon filing.


     6. The undersigned officers, with respect to the corporation, and the undersigned trustees or other authorized persons, with respect to the trust, further certify that the agreement of merger which is set forth under paragraph 4 has been duly approved by the corporation and by the trust, respectively, in the manner required by General Laws, Chapter 156B, Section 83 on the following dates:


        Date of approval by the corporation:           October 10, 1994

        Date of approval by the trust:                 October 10, 1994


         IN WITNESS WHEREOF and under the penalties of perjury we have hereto signed our names this 10th day of October, 1994.

                                             For the Corporation:


                                             Douglas M. VanOort
                                             ----------------------
                                             President


                                             Leo C. Farrenkopf, Jr.
                                             ----------------------
                                             Clerk


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



                                               For the Trust:


                                               Douglas M. VanOort
                                               ----------------------
                                               Trustees










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



                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLE OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


We, Raymond C. Marier, Vice President

and Leo C. Farrenkopf, Jr., Clerk

of  Corning Bioran Inc.

located at 415 Massachusetts Ave., Cambridge, MA  02139

certify that these Articles of Amendment affecting articles numbered:

         Article 1

of the Articles of Organization were duly adopted by unanimous written consent on November 28, 1995, by vote of:

   376.55     shares of       Common Stock    of   376.55   shares outstanding.



              shares of                       of             shares outstanding.


              shares of                       of             shares outstanding.


1*being at least a majority of each type, class or series outstanding and entitled to vote thereon:/ or 2* being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

1  For amendments adopted pursuant to Chapter 156B, Section 70.
*  Delete the inapplicable clause.
2  For amendments adopted pursuant to Chapter 156B, Section 71.


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



To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:


    WITHOUT PAR VALUE STOCKS              WITH PAR VALUE STOCKS

Common:                                         Common:



Preferred:                                      Preferred:




Change the total authorized to:


    WITHOUT PAR VALUE STOCKS              WITH PAR VALUE STOCKS

Common:                                         Common:



Preferred:                                      Preferred:





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


Article 1 of the Articles of Organization is amended as follows:

         "The name of the corporation is Corning Clinical Laboratories Inc.



























The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:               December 31, 1995


SIGNED UNDER THE PENALTIES OF PERJURY, this 13th day of December, 1995

/s/ Raymond C. Marier      , Vice President.
---------------------------

/s/ Leo C. Farrenkopf, Jr. , Clerk
---------------------------



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